Exhibit 99.1

Apollo Medical Holdings, Inc. Reports Second Quarter 2023 Results

Company to Host Conference Call on Monday, August 7, 2023, at 2:30 p.m. PT/5:30 p.m. ET

ALHAMBRA, Calif., August 7, 2023 /PRNewswire/ -- Apollo Medical Holdings, Inc. (“ApolloMed,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: AMEH), a leading physician-centric, technology-powered healthcare company focused on enabling providers in the successful delivery of value-based care, today announced its consolidated financial results for the second quarter ended June 30, 2023.

Brandon Sim, Co-Chief Executive Officer of ApolloMed, stated, “Our strong second quarter performance reflects the sustained momentum and scalability of the ApolloMed model, with revenue up 29%, net income attributable to ApolloMed up 10%, and adjusted EBITDA up 44% compared to a year ago. We remain focused on our three key operational goals of growing our membership, empowering our providers, and improving patient outcomes, and we continue to drive meaningful progress in all three areas in California, Nevada, Texas, and beyond.”

“We want to thank our providers and teammates for their hard work and dedication that resulted in our continued solid financial performance in the second quarter of 2023 and our confidence in reiterating our previously provided guidance for full-year 2023.”

Financial Highlights for Second Quarter Ended June 30, 2023:

All comparisons are to the quarter ended June 30, 2022 unless otherwise stated.

•	Total revenue of $348.2 million, up 29% from $269.7 million

•	Care Partners revenue of $325.2 million, up 32% from $247.3 million

•	Net income attributable to ApolloMed of $13.2 million, up 10% from $12.0 million

•	Adjusted EBITDA of $35.8 million, up 44% from $24.9 million

Financial Highlights for Six Months Ended June 30, 2023:

All comparisons are to the six months ended June 30, 2022 unless otherwise stated.

•	Total revenue of $685.5 million, up 29% from $533.0 million

•	Care Partners revenue of $639.9 million, up 31% from $488.6 million

•	Net income attributable to ApolloMed of $26.3 million, up 2% from $25.7 million

•	Adjusted EBITDA of $65.6 million, up 11% from $59.3 million

Recent Operating Highlights Subsequent to the End of the Second Quarter:

•	On July 12, 2023, the Company announced that it had entered into a definitive agreement to acquire assets of Texas Independent Providers, LLC (“TIP”), a value-based provider network with over 120 primary care providers that is expected to be an anchor for our high-quality Care Partners business in Houston. Through this transaction, ApolloMed intends to empower TIP’s provider network to deliver best-in-class clinical outcomes and to improve the healthcare experience for patients. This transaction is expected to close in the third quarter of 2023, and TIP’s providers are expected to be onboarded onto ApolloMed’s Care Enablement platform by the end of 2023.

•	On July 27, 2023, the Company formed a long-term partnership with a primary care group operating in California with over 50 providers. The group is expected to be onboarded onto ApolloMed’s Care Enablement platform by September 1, 2023.

•	On July 31, 2023, the Company announced a partnership with IntraCare, an operator of a value-based primary care provider network with over 425 providers located in Dallas, Fort Worth, El Paso, Austin, and Oklahoma City. Through this partnership, IntraCare’s providers are expected to join ApolloMed’s high-quality Care Partners business in these regions and onboarded onto ApolloMed’s Care Enablement platform by the end of 2023. In addition, ApolloMed will lend IntraCare a $25 million senior secured convertible promissory note maturing in 2028 to further IntraCare’s mission and growth.

Segment Results for the Second Quarter Ended June 30, 2023:

	Three Months Ended June 30, 2023
	Care Enablement	Care Partners	Care Delivery	Other	Intersegment Elimination	Corporate Costs	Consolidated Total
Total revenues	$34,975	$325,246	$26,718	$157	$(38,887)	$—	$348,209
% change vs. prior year quarter	18%	32%	14%	—	—	—	29%

Cost of services	15,162	292,119	22,523	70	(36,998)	—	292,876
General and administrative(1)	12,175	5,298	3,626	926	(2,933)	9,212	28,304
Total expenses	27,337	297,417	26,149	996	(39,931)	9,212	321,180

Income (loss) from operations	$7,638	$27,829	$569	$(839)	$1,044 (2)	$(9,212)	$27,029
% change vs. prior year quarter	4%	250%	(83%)	—	—	—	76%

(1) Balance includes general and administrative expenses and depreciation and amortization.

(2) Income from operations for the intersegment elimination represents rental income from segments renting from other segments. Rental income is presented within other income which is not presented in the table.

Guidance:

ApolloMed is reiterating the following guidance for total revenue, net income, EBITDA, Adjusted EBITDA, and EPS - diluted, based on the Company’s existing business, current view of existing market conditions and assumptions for the year ending December 31, 2023.

($ in millions)	2023 Guidance Range
	Low	High
Total revenue	$1,300.0	$1,500.0
Net income	$49.5	$71.5
EBITDA	$89.5	$129.5
Adjusted EBITDA	$120.0	$160.0
EPS – diluted	$0.95	$1.20

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Conference Call and Webcast Information:

ApolloMed will host a conference call at 2:30 p.m. PT/5:30 p.m. ET today (Monday, August 7, 2023), during which management will discuss the results of the second quarter ended June 30, 2023. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	+1 (877) 858-9810
International (Toll):	+1 (201) 689-8517

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=SC6cioUx.

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://www.apollomed.net/investors/news-events/ir-calendar) after issuance of the earnings release and will be furnished as an exhibit to ApolloMed’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and VIEs in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share

As of the date of this press release, 140,954 holdback shares have not been issued to certain former shareholders of the Company’s subsidiary, Network Medical Management, Inc. (“NMM”), who were NMM shareholders at the time of closing of the merger, as they have yet to submit properly completed letters of transmittal to ApolloMed in order to receive their pro rata portion of ApolloMed’s common stock and warrants as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among ApolloMed, NMM, Apollo Acquisition Corp. (“Merger Subsidiary”) and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into NMM, with NMM as the surviving corporation. Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. The Company’s consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and ApolloMed is legally obligated to issue these shares in connection with the merger.

Shares of ApolloMed’s common stock owned by Allied Physicians of California, a Professional Medical Corporation d.b.a. Allied Pacific of California (“APC”), a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

About Apollo Medical Holdings, Inc.

ApolloMed is a leading physician-centric, technology-powered, risk-bearing healthcare company. Leveraging its proprietary end-to-end technology solutions, ApolloMed operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver outcomes-based medical care to patients in a cost-effective manner.

Headquartered in Alhambra, California, ApolloMed’s subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), and entities participating in the Centers for Medicare & Medicaid Services Innovation Center (CMMI) innovation models. For more information, please visit www.apollomed.net.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s guidance for the year ending December 31, 2023, ability to meet operational goals, ability to meet expectations in deployment of care coordination and management capabilities, ability to decrease cost of care while improving quality and outcomes, ability to deliver sustainable revenue and EBITDA growth as well as long-term value, ability to respond to the changing environment, and successful implementation of strategic growth plans, acquisition strategy, and merger integration efforts. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022, and any subsequent quarterly reports on Form 10-Q. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Restatement

In connection with a review of the Company’s income tax filing structure, the Company identified unintentional errors in its accounting for the income tax effects of certain intercompany dividends and certain net operating losses, which resulted in an understatement of income tax expense in prior periods and also had an impact on purchase accounting (goodwill) as a portion of the net operating losses affected by the errors pertained to acquisitions in prior periods. As a result of the errors, the Company has restated the December 31, 2022 consolidated balance sheet and the consolidated statement of operations for each of the three and six months ended June 30, 2022.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations
(626) 943-6491
investors@apollomed.net

Carolyne Sohn, The Equity Group
(408) 538-4577
csohn@equityny.com

APOLLO MEDICAL HOLDINGS, INC.

 CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	June 30, 2023	December 31, 2022
		(Restated)
Assets

Current assets
Cash and cash equivalents	$293,921	$288,027
Restricted cash	345	—
Investments in marketable securities	3,789	5,567
Receivables, net	66,927	49,631
Receivables, net – related parties	82,820	65,147
Other receivables	1,201	1,834
Prepaid expenses and other current assets	15,087	14,798
Loans receivable	973	996
Loan receivable – related party	—	2,125

Total current assets	465,063	428,125

Non-current assets
Land, property, and equipment, net	123,859	108,536
Intangible assets, net	74,421	76,861
Goodwill	274,029	269,053
Income taxes receivable, non-current	15,943	15,943
Investments in other entities – equity method	45,831	40,299
Investments in privately held entities	2,896	896
Operating lease right-of-use assets	17,905	20,444
Other assets	7,229	6,056

Total non-current assets	562,113	538,088

Total assets(1)	$1,027,176	$966,213

Liabilities, mezzanine equity and equity

Current liabilities
Accounts payable and accrued expenses	$49,904	$49,562
Fiduciary accounts payable	8,603	8,065
Medical liabilities	100,047	81,255
Income taxes payable	20,354	4,279
Dividend payable	638	664
Finance lease liabilities	591	594
Operating lease liabilities	3,027	3,572

	June 30, 2023	December 31, 2022
		(Restated)
Current portion of long-term debt	2,630	619
Total current liabilities	185,794	148,610

Non-current liabilities
Deferred tax liability	12,335	14,217
Finance lease liabilities, net of current portion	1,078	1,275
Operating lease liabilities, net of current portion	17,852	19,915
Long-term debt, net of current portion and deferred financing costs	205,136	203,389
Other long-term liabilities	21,383	20,260

Total non-current liabilities	257,784	259,056

Total liabilities(1)	443,578	407,666

Mezzanine equity
Non-controlling interest in Allied Physicians of California, a Professional Medical Corporation	13,845	14,237

Stockholders’ equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	—	—
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 46,553,517 and 46,575,699 shares issued and outstanding, excluding 10,569,340 and 10,299,259 treasury shares, at June 30, 2023, and December 31, 2022, respectively	47	47
Additional paid-in capital	357,246	360,097
Retained earnings	208,719	182,417
Total stockholders’ equity	566,012	542,561

Non-controlling interest	3,741	1,749

Total equity	569,753	544,310

Total liabilities, mezzanine equity and equity	$1,027,176	$966,213

(1) The Company’s consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). The consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $520.8 million and $523.7 million as of June 30, 2023 and December 31, 2022, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $136.2 million and $131.8 million as of June 30, 2023 and December 31, 2022, respectively. The VIE balances do not include $325.5 million of investment in affiliates and $5.4 million of amounts due to affiliates as of June 30, 2023 and $304.8 million of investment in affiliates and $30.3 million of amounts due from affiliates as of December 31, 2022 as these are eliminated upon consolidation and not presented within the consolidated balance sheets.

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022 (restated)	2023	2022 (restated)
Revenue
Capitation, net	$300,549	$227,623	$600,753	$449,682
Risk pool settlements and incentives	20,121	18,793	33,583	36,868
Management fee income	12,493	9,984	22,389	20,457
Fee-for-service, net	13,262	11,740	25,324	22,835
Other revenue	1,784	1,557	3,404	3,112

Total revenue	348,209	269,697	685,453	532,954

Operating expenses
Cost of services, excluding depreciation and amortization	292,876	230,070	582,273	450,798
General and administrative expenses	24,056	19,894	45,236	31,837
Depreciation and amortization	4,248	4,351	8,541	8,725

Total expenses	321,180	254,315	636,050	491,360

Income from operations	27,029	15,382	49,403	41,594

Other income (expense)
Income from equity method investments	2,723	1,512	5,207	2,945
Interest expense	(3,632)	(1,854)	(6,901)	(2,927)
Interest income	3,327	421	6,335	467
Unrealized gain (loss) on investments	859	(1,866)	(5,533)	(10,829)
Other income	1,185	3,034	2,389	3,647

Total other income (expense), net	4,462	1,247	1,497	(6,697)

Income before provision for income taxes	31,491	16,629	50,900	34,897

Provision for income taxes	14,009	5,352	20,930	12,170

Net income	17,482	11,277	29,970	22,727

Net income (loss) attributable to non-controlling interest	4,312	(673)	3,668	(2,987)

Net income attributable to Apollo Medical Holdings, Inc.	$13,170	$11,950	$26,302	$25,714

Earnings per share – basic	$0.28	$0.27	$0.57	$0.57

Earnings per share – diluted	$0.28	$0.26	$0.56	$0.56

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2023		2022 (restated)	2023 (restated)		2022 (restated)
Net income	$17,482		$11,277	$29,970		$22,727
Interest expense	3,632		1,854	6,901		2,927
Interest income	(3,327)		(421)	(6,335)		(467)
Provision for income taxes	14,009		5,352	20,930		12,170
Depreciation and amortization	4,248		4,351	8,541		8,725
EBITDA	36,044		22,413	60,007		46,082

Income from equity method investments	(297)		(180)	(546)		(328)
Other, net	(1,618	)(1)	—	(216	)(1)	—
Stock-based compensation	4,213		3,920	7,658		6,975
APC excluded assets costs	(2,570)		(1,247)	(1,304)		6,537
Adjusted EBITDA	$35,772		$24,906 (2)	$65,599		$59,266 (2)

(1) Other, net for the three and six months ended June 30, 2023 relates to non-cash changes in the fair value of our financing obligation to purchase the remaining equity interests, changes in the fair value of our contingent liabilities, and changes in the fair value of the Company's Collar Agreement.

(2) Adjusted EBITDA under the historical method for the three and six months ended June 30, 2022 was $36.9 million and $75.1 million, respectively. See “Use of Non-GAAP Financial Measures” below for additional information on change of methodology.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2023 Guidance Range
(in thousands)	Low	High
Net income	$49,500	$71,500
Interest expense	1,000	1,000
Provision for income taxes	23,000	38,000
Depreciation and amortization	16,000	19,000
EBITDA	89,500	129,500

Loss (income) from equity method investments	(750)	(750)
Other, net	3,250	3,250
Stock-based compensation	16,000	16,000
APC excluded assets costs	12,000	12,000
Adjusted EBITDA	$120,000	$160,000

Use of Non-GAAP Financial Measures

This earnings release contains the non-GAAP financial measures EBITDA and Adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, stock-based compensation, and APC excluded assets costs. Beginning in the third quarter ended September 30, 2022, the Company has revised the calculation for Adjusted EBITDA to exclude provider bonus payments and losses from recently acquired IPAs, which it believes to be more reflective of its business.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.